Exhibit 99.1

Noodles & Company Announces Fourth Quarter and Full Year 2020 Financial Results
Q4’20 Digital Sales Climb 128% Year-Over-Year to 62% of Sales
Company Provides Accelerated Growth Objectives

BROOMFIELD, Colo., February 25, 2021 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced financial results for the fourth quarter and fiscal year ended December 29, 2020, as well as provided accelerated growth objectives.
Dave Boennighausen, Chief Executive Officer of Noodles & Company remarked, “Our fourth quarter results reflect the continued resiliency of our brand, particularly surrounding our digital and off-premise capabilities, even against the resurgence of COVID-19 during the quarter. Our ability to accelerate these areas and adapt to rapidly changing consumer preferences is a testament to our brand strength, our unit economic model and most importantly, our incredible team members. Noodles & Company’s differentiated menu, bolstered by the recent introduction of our low-carb Cauliflower Gnocchi, supported by a robust digital program which grew to 62% of sales in the fourth quarter, is particularly well suited for the needs of today’s consumer.”

Boennighausen continued “Thus far in 2021, we have seen nice momentum in our comparable restaurant sales and AUV growth relative to fourth quarter 2020, as well as continued strength in our recent openings. As we look further ahead, we are more encouraged than ever that our brand is well positioned to thrive in the years to come. We believe the Company will significantly accelerate unit growth from a company and franchise perspective, as well as meaningfully expand both average unit volumes and restaurant level margins. The Company’s resiliency demonstrated during the pandemic, combined with the success of recent openings and digital and menu strengths, support our confidence in achieving these accelerated growth objectives.”
Key highlights for the fourth quarter of 2020 compared to the same quarter of 2019 include:
•Total revenue decreased 5.9% to $107.2 million from $113.9 million.
•Comparable restaurant sales decreased 4.7% system-wide, decreased 4.2% for company-owned restaurants and decreased 7.9% for franchise restaurants.
•Digital sales grew 128% and accounted for 62% of sales.
•Net loss was $3.8 million, or $0.09 loss per diluted share compared to net loss of $1.2 million, or $0.03 loss per diluted share.
•Adjusted net loss was $1.6 million, or $0.04 loss per diluted share, compared to adjusted net income of $3.0 million, or $0.07 earnings per diluted share.
•Restaurant contribution margin decreased 360 basis points to 13.6%.
•Adjusted EBITDA decreased 51.3% to $5.3 million from $10.9 million.
Key highlights for fiscal year 2020 compared to fiscal year 2019 include:
•Total revenue decreased 14.9% to $393.7 million from $462.4 million.
•Comparable restaurant sales decreased 12.0% system-wide, decreased 11.6% for company-owned restaurants and decreased 14.5% for franchise restaurants.
•Digital sales grew 115% and accounted for 57% of sales.
•Net loss was $23.3 million, or $0.53 per diluted share, compared to a net income of $1.6 million, or $0.04 earnings per diluted share.
•Adjusted net loss was $13.1 million, or $0.29 loss per diluted share, compared to adjusted net income of $8.1 million, or $0.18 earnings per diluted share.
•Restaurant contribution margin decreased 420 basis points to 11.9%.
•Adjusted EBITDA decreased 70.1% to $11.5 million from $38.4 million.
•Four new company-owned restaurants opened in 2020.

Fourth Quarter 2020 Financial Results
Total revenue decreased $6.7 million in the fourth quarter of 2020, or 5.9%, to $107.2 million, compared to $113.9 million in the fourth quarter of 2019. Company-owned average unit volumes (“AUVs”) were $1.15 million compared to $1.18 million in 2019.
Comparable restaurants sales decreased 4.7% system-wide, including a 4.2% decrease for company-owned restaurants and a 7.9% decrease for franchise restaurants. The decrease was driven by volatility in the second half of the fourth quarter related to a surge in COVID-19 cases which impacted traffic and temporary restaurant closure days, offset by strength in our digital business and the benefit of a delivery menu price increase.
Restaurant contribution margin decreased to 13.6% in the fourth quarter of 2020, compared to 17.2% in the fourth quarter of 2019. This decrease was primarily due to deleverage on lower AUV’s and increased third-party delivery fees associated with higher delivery revenues partially offset by ongoing supply chain initiatives and labor efficiencies.

The Company had a net loss of $3.8 million in the fourth quarter of 2020, compared to a net loss of $1.2 million in the fourth quarter of 2019. In the fourth quarter of 2020, the Company recognized $1.7 million of impairment charges related to three restaurants impaired and incurred $0.8 million of closure costs and losses on asset disposals. In the fourth quarter of 2019, the Company did not impair any restaurants but did write-down $3.6 million of assets related to the divestiture of company-owned restaurants to a franchisee, and had $0.4 million of closure costs and losses on asset disposals.
Adjusted net loss was $1.6 million in the fourth quarter of 2020, compared to an adjusted net income of $3.0 million in the fourth quarter of 2019. Adjusted EBITDA decreased by 51.3% to $5.3 million in the fourth quarter of 2020 from $10.9 million in the same period of 2019.
Fiscal Year Ended 2020 Financial Results
Total revenue decreased $68.8 million in 2020, or 14.9%, to $393.7 million, compared to $462.4 million in 2019. This decrease was due to a decline in traffic and temporary store closures related to the impact of the COVID-19 pandemic during 2020, as well as a $10.3 million decrease related to the refranchising of nine total restaurants in 2020, partially offset by increases in pricing and growth from new restaurants opened. Digital sales grew 115% to $221.6 million and accounted for 57% of sales. More than half of the digital sales were through order ahead transactions, as guests better understand the value offered by this channel and our investment in curbside pick-up and quick pick-up counters, with the remaining through delivery.
In 2020, comparable restaurant sales decreased 12.0% system-wide, including an 11.6% decrease for company-owned restaurants and a 14.5% decrease for franchise restaurants. Average unit volumes decreased 8.9% to $1.1 million in 2020 compared to $1.2 million 2019.
Four new company-owned restaurants opened in 2020. The Company had 454 restaurants at the end of 2020, comprised of 378 company-owned and 76 franchise restaurants.
Restaurant contribution margin decreased to 11.9% in 2020 compared to 16.1% in 2019. This decrease was primarily due to deleverage on lower AUV’s and increased third-party delivery fees associated with higher delivery revenues partially offset by ongoing supply chain initiatives and labor efficiencies.
In 2020, the Company reported net loss of $23.3 million, or $0.53 per diluted share, compared to a net income of $1.6 million, or $0.04 earnings per diluted share in 2019. This includes $4.1 million of impairment charges related to eight restaurant impairments and $2.4 million of closure costs and losses on asset disposals in 2020. In 2019, we had $2.6 million of impairment charges on two restaurants, a $3.6 million asset write down and $1.5 million of closure costs and losses on asset disposals. Adjusted net loss excluding these impacts on an after-tax basis was $13.1 million in 2020, compared to an adjusted net income of $8.1 million in 2019. Adjusted EBITDA decreased to $11.5 million in 2020 from $38.4 million in 2019.
Liquidity Update

As of December 29, 2020, the Company had available cash and cash equivalents of $7.8 million, and outstanding borrowings of $43.8 million, in-line with borrowings at the end of 2019, and reflective of the Company’s effective management of costs throughout 2020 while still investing in certain growth initiatives. As of December 29, 2020, the Company has $52.3 million available for future borrowings under its revolving credit facility.
Business Outlook
Due to the ongoing uncertainty surrounding the future impact of COVID-19 and its potential impact on the Company’s near-term operations, Noodles & Company is not providing full financial guidance for fiscal year 2021. However, the Company is providing the following expectations within 2021:

•First quarter 2021 comparable restaurant sales in the mid-to-high single digits;
•Approximately ten to fifteen new restaurants system-wide in 2021, including eight to eleven company locations;
•Capital expenditures of $20 million to $24 million in 2021.

Based on the Company’s strategic framework, the Company outlined its accelerated growth objectives, including the following:
•System-wide unit growth of at least 7% annually beginning in 2022, quickly reaching 10% annual growth on a path to at least 1,500 units;
•Average unit volumes of $1.45 million by 2024; and
•Restaurant contribution margin of 20% by 2024.

Serving as a foundation to its 3-year strategic framework are the following key elements:

•Building a robust, high-returns real estate pipeline of both company-owned and franchised locations;
•Driving frequency of existing guests and attracting new guests, supported by our menu innovation, loyalty program and digital capabilities; and
•Optimizing restaurant operating costs through further enhancements in supply chain management, streamlined operations and more efficient back of the house equipment.
The Company believes that a quantitative reconciliation of the Company’s non-GAAP financial measures guidance to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to provide guidance for various reconciling items that are outside of the Company’s control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. A reconciliation of certain non-GAAP financial measures would also require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit thereof. None of these measures, nor their probable significance, can be reliably quantified. These non-GAAP financial measures have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”
Key Definitions
Average Unit Volumes — represents the average annualized sales of all restaurants for a given time period. AUV is calculated by dividing restaurant revenue by the number of operating days within each time period and multiplying by the number of operating days we have in a typical year. This measurement allows management to assess changes in revenue patterns at our restaurants.
Comparable Restaurant Sales — represent year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods. This measure highlights performance of existing restaurants, as the impact of new restaurant openings is excluded. Changes in comparable restaurant sales are generated by changes in traffic, which we calculate as the number of entrées sold, or changes in per-person spend, calculated as sales divided by traffic. For fiscal year 2020, restaurants that were temporarily closed or operating at reduced hours or dining capacity due to the COVID-19 pandemic remained in comparable restaurant sales.
Restaurant Contribution and Restaurant Contribution Margin — restaurant contribution represents restaurant revenue less restaurant operating costs, which are costs of sales, labor, occupancy and other restaurant operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are presented because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses restaurant contribution and restaurant contribution margin as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors. See “Non-GAAP Financial Measures” below.
EBITDA and Adjusted EBITDA — EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, closure costs and asset disposals, certain litigation settlements, data breach assessments, non-recurring registration and related transaction costs, severance costs and stock-based compensation. EBITDA and Adjusted EBITDA are presented because: (i) management believes they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses them internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.
Adjusted Net Income (Loss) — represents net income (loss) plus various adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.
Conference Call
Noodles & Company will host a conference call to discuss its fourth quarter and fiscal year 2020 financial results on Thursday, February 25, 2021 at 4:30 p.m. EST. The conference call can be accessed live over the phone by dialing (877) 303-1298 or for international callers by dialing (253) 237-1032. A replay will be available after the call and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the passcode is 9870989. The replay will be available until Thursday, March 4, 2021. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded until Thursday, March 4, 2021.
Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, restaurant contribution and restaurant contribution margin (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s operating performance excluding the impact of restaurant impairment and closure costs, dead deal or registration statement costs, severance costs and stock-based compensation expense and the tax effect of such adjustments. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development; and restaurant contribution and restaurant contribution margin are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP. The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies.
For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About Noodles & Company
Since 1995, Noodles & Company has been serving noodles your way, from noodles and flavors that you know and love, to new ones you’re about to discover for the first time. From indulgent Wisconsin Mac & Cheese to good-for-you Zoodles, Noodles serves a world of flavor in every bowl. Made up of more than 450 restaurants and 8,000 passionate team members, Noodles is dedicated to nourishing and inspiring every guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.
Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding our ability to navigate the COVID-19 pandemic, projected capital expenditures, the revenue and balance sheet impact of the COVID-19 pandemic, estimated costs associated with our closure of underperforming restaurants, the implementation and results of strategic initiatives and investments and our future financial performance, including comparable sales improvement and our ability to generate positive cash flow. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, the extent, duration and severity of the COVID-19 pandemic; governmental and guest response to the COVID-19 pandemic; other conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; consumer reaction to industry related public health issues and health pandemics, including the COVID-19 pandemic and perceptions of food safety; our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; seasonal factors; and weather. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our most recently filed Annual Report on Form 10-K, and, from time to time, in our subsequently filed Quarterly Reports on Form 10-Q. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 29, 2020	December 31, 2019	December 29, 2020	December 31, 2019
Revenue:
Restaurant revenue	$105,330	$112,289	$388,480	$456,671
Franchise royalties and fees, and other	1,838	1,582	5,175	5,740
Total revenue	107,168	113,871	393,655	462,411
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	26,573	28,096	97,697	117,179
Labor	33,792	36,645	126,424	150,565
Occupancy	11,314	12,014	46,787	48,863
Other restaurant operating costs	19,347	16,209	71,208	66,684
General and administrative	11,461	11,022	42,876	43,446
Depreciation and amortization	5,436	5,460	21,709	22,086
Pre-opening	60	71	443	402
Restaurant impairments, closure costs and asset disposals	2,557	4,107	6,540	7,747
Total costs and expenses	110,540	113,624	413,684	456,972
(Loss) income from operations	(3,372)	247	(20,029)	5,439
Loss on extinguishment of debt	—	746	—	746
Interest expense, net	436	644	3,146	2,942
(Loss) income before income taxes	(3,808)	(1,143)	(23,175)	1,751
Provision for income taxes	11	40	84	104
Net (loss) income	$(3,819)	$(1,183)	$(23,259)	$1,647
(Loss) earnings per share, combined
Basic	$(0.09)	$(0.03)	$(0.53)	$0.04
Diluted	$(0.09)	$(0.03)	$(0.53)	$0.04
Weighted average common shares outstanding
Basic	44,373,832	43,993,394	44,272,474	44,036,947
Diluted	44,373,832	43,993,394	44,272,474	44,976,436

Noodles & Company
Consolidated Statements of Operations as a Percentage of Revenue
(unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 29, 2020	December 31, 2019	December 29, 2020	December 31, 2019
Revenue:
Restaurant revenue	98.3%	98.6%	98.7%	98.8%
Franchise royalties and fees, and other	1.7%	1.4%	1.3%	1.2%
Total revenue	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below): (1)
Cost of sales	25.2%	25.0%	25.1%	25.7%
Labor	32.1%	32.6%	32.5%	33.0%
Occupancy	10.7%	10.7%	12.0%	10.7%
Other restaurant operating costs	18.4%	14.4%	18.3%	14.6%
General and administrative	10.7%	9.7%	10.9%	9.4%
Depreciation and amortization	5.1%	4.8%	5.5%	4.8%
Pre-opening	0.1%	0.1%	0.1%	0.1%
Restaurant impairments, closure costs and asset disposals	2.4%	3.6%	1.7%	1.7%
Total costs and expenses	103.1%	99.8%	105.1%	98.8%
(Loss) income from operations	(3.1)%	0.2%	(5.1)%	1.2%
Loss on extinguishment of debt	—%	0.7%	—%	0.2%
Interest expense, net	0.4%	0.6%	0.8%	0.6%
(Loss) income before income taxes	(3.6)%	(1.0)%	(5.9)%	0.4%
Provision for income taxes	—%	—%	—%	—%
Net (loss) income	(3.6)%	(1.0)%	(5.9)%	0.4%
________________________
(1)As a percentage of restaurant revenue.

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	December 29, 2020	December 31, 2019
Balance Sheet Data
Total current assets	$23,714	$29,322
Total assets	353,631	378,519
Total current liabilities	58,129	58,034
Total long-term debt	40,949	40,497
Total liabilities	323,932	327,948
Total stockholders’ equity	29,699	50,571

	Fiscal Quarter Ended
	December 29, 2020	September 29, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	378	378	380	381	389
Franchise restaurants at end of period	76	76	76	77	68
Revenue Data:
Company-owned average unit volumes	$1,064	$1,187	$891	$1,036	$1,168
Franchise average unit volumes	$1,073	$1,102	$781	$994	$1,186
Company-owned comparable restaurant sales	(4.2)%	(3.6)%	(30.1)%	(7.0)%	1.4%
Franchise comparable restaurant sales	(7.9)%	(5.0)%	(35.4)%	(8.9)%	1.8%
System-wide comparable restaurant sales	(4.7)%	(3.8)%	(30.9)%	(7.2)%	1.5%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 29, 2020	December 31, 2019	December 29, 2020	December 31, 2019
Net (loss) income	$(3,819)	$(1,183)	$(23,259)	$1,647
Depreciation and amortization	5,436	5,460	21,709	22,086
Interest expense, net	436	644	3,146	2,942
Provision for income taxes	11	40	84	104
EBITDA	$2,064	$4,961	$1,680	$26,779
Restaurant impairments, closure costs and asset disposals	2,557	4,107	6,540	7,747
Fees and costs related to the registration statements and related transactions	—	24	162	190
Loss on extinguishment of debt	—	746	—	746
Severance costs	82	410	536	522
Stock-based compensation expense	593	623	2,554	2,443
Adjusted EBITDA	$5,296	$10,871	$11,472	$38,427
______________________________
EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net (loss) income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net (loss) income before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, closure costs and asset disposals and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net (Loss) Income to Adjusted Net (Loss) Income
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 29, 2020	December 31, 2019	December 29, 2020	December 31, 2019
Net (loss) income	$(3,819)	$(1,183)	$(23,259)	$1,647
Restaurant impairments, divestitures and closure costs (1)	1,599	4,031	4,715	7,794
Severance costs, including related stock-based compensation expense (2)	82	410	536	522
Fees and costs related to transactions and other acquisition/disposition costs (3)	—	24	162	154
Loss on extinguishment of debt (4)	—	746	—	746
Tax effect of adjustments (5)	575	(1,036)	4,786	(2,798)
Adjusted net (loss) income	$(1,563)	$2,992	$(13,060)	$8,065

(Loss) earnings per share
Basic	$(0.09)	$(0.03)	$(0.53)	$0.04
Diluted	$(0.09)	$(0.03)	$(0.53)	$0.04
Adjusted (loss) earnings per share (6)
Basic	$(0.04)	$0.07	$(0.29)	$0.18
Diluted	$(0.04)	$0.07	$(0.29)	$0.18
Weighted average common shares outstanding (6)
Basic	44,373,832	43,993,394	44,272,474	44,036,947
Diluted	44,373,832	44,494,399	44,272,474	44,976,436
_____________________________
Adjusted net income is a supplemental measure of financial performance that is not required by or presented in accordance with GAAP. We define adjusted net income as net (loss) income plus the impact of adjustments and the tax effects of such adjustments. Adjusted net income is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(1)     Reflects the adjustment to eliminate the impact of impairing restaurants, divestiture costs and ongoing closure costs recognized in 2020 and 2019. Both periods include ongoing closure costs from restaurants closed in previous years. These expenses are included in the “Restaurant impairments, closure costs and asset disposals” line in the Consolidated Statements of Operations.
(2)    Reflects the adjustment to eliminate the severance costs.
(3)    Reflects the adjustments to eliminate the expenses related to certain corporate transactions in 2020 and 2019.
(4)    Reflects the adjustment to eliminate the loss on extinguishment of debt which resulted from writing off the unamortized balance of debt issuance costs related to the 2018 credit facility when amended in November 2019.
(5)    Reflects the adjustment to normalize the impact of the valuation allowance that affects our annual effective tax rate and the tax impact of the other adjustments discussed in (1) through (4) above.
(6)     Adjusted per share amounts are calculated by dividing adjusted net (loss) income by the basic and diluted weighted average shares outstanding.

Noodles & Company
Reconciliation of Operating Income (Loss) to Restaurant Contribution
(in thousands, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 29, 2020	December 31, 2019	December 29, 2020	December 31, 2019
(Loss) income from operations	$(3,372)	$247	$(20,029)	$5,439
Less: Franchising royalties and fees	1,838	1,582	5,175	5,740
Plus: General and administrative	11,461	11,022	42,876	43,446
Depreciation and amortization	5,436	5,460	21,709	22,086
Pre-opening	60	71	443	402
Restaurant impairments, closure costs and asset disposals	2,557	4,107	6,540	7,747
Restaurant contribution	$14,304	$19,325	$46,364	$73,380

as a percentage of restaurant revenue	13.6%	17.2%	11.9%	16.1%
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Restaurant contribution represents restaurant revenue less restaurant operating costs, which are the cost of sales, labor, occupancy and other operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are non-GAAP measures that are neither required by, nor presented in accordance with GAAP, and the calculations thereof may not be comparable to similar measures reported by other companies. These measures are supplemental measures of the operating performance of our restaurants and are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures.

Restaurant contribution and restaurant contribution margin have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Management does not consider these measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, management believes that restaurant contribution and restaurant contribution margin are important tools for investors and other interested parties because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses these measures as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors.